UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2021

Deep Medicine Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 12th Floor

New York, NY 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 289-2776

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one Right	DMAQU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	DMAQ	The Nasdaq Stock Market LLC

Rights, each exchangeable into one-tenth of one share of Class A Common Stock	DMAQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2021, Deep Medicine Acquisition Corp. (the “Company”) filed a Certificate of Correction (the “Certificate of Correction”) with the Secretary of State of the State of Delaware to correct an inadvertent error in its Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 26, 2021 (the “Restated Charter”). The Restated Charter stated that the amount to be deposited into a trust account in connection with an extension of the period of time for the Company to consummate its initial business combination is $1,000,000 (or up to $1,150,000 if the underwriters’ over-allotment option is exercised in full) for each three month extension; this amount should be $1,100,000 (or up to $1,265,000 if the underwriters’ over-allotment option is exercised in full). The Certificate of Correction modified Article IX of the Restated Charter to correctly state such amount. Other than disclosed herein, no additional changes have been made to Restated Charter. The full text of the Certificate of Correction is included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On October 29, 2021, the Company consummated its initial public offering (the “IPO”) of 12,650,000 units (the “Units”), which included 1,650,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one right to receive one-tenth of one share of Class A Common Stock upon the consummation of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $126,500,000.

On October 29, 2021, simultaneously with the closing of the IPO, the Company completed the private sale of an aggregate of 519,500 units (the “Private Placement Units”) to Bright Vision Sponsor LLC and I-Bankers Securities, Inc. at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $5,195,000.

A total of $127,765,000 of the net proceeds from the IPO and the sale of the Private Placement Units was placed in a U.S.-based trust account maintained by American Stock Transfer & Trust Company, LLC, acting as trustee.

An audited balance sheet as of October 29, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Correction to the Second Amended and Restated Certificate of Incorporation
99.1	Audited Balance Sheet as of October 29, 2021.
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2021

DEEP MEDICINE ACQUISITION CORP.

By:	/s/ Humphrey P. Polanen
Humphrey P. Polanen
Chief Executive Officer